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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


               APPALACHIAN BANCSHARES, INC. AND ITS SUBSIDIARIES
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE




     The following tabulation presents the calculation of basic and fully diluted earnings per common share for nine-month periods ended September 30, 1999 and September 30, 1998 and the years ended December 31, 1998, 1997 and 1996.


                                                                    SEPTEMBER 30                     DECEMBER 31
                                                                  1999         1998         1998         1997         1996
                                                               ----------   ----------   ----------   ----------   ----------
BASIC:

Reported net income (loss)...................................  $  851,830   $  838,605   $1,208,231   $1,017,766   $  516,736
                                                               ==========   ==========   ==========   ==========   ==========
Earnings (loss) on common shares.............................  $  851,830   $  838,605   $1,208,231   $1,017,766   $  516,736
                                                               ==========   ==========   ==========   ==========   ==========
Weighted average common shares outstanding -- basic..........   1,323,335    1,750,050    1,166,425    1,154,990    1,136,000
                                                               ==========   ==========   ==========   ==========   ==========
Earnings (loss) per common share from continuing operations
 -- basic....................................................  $      .64   $      .73   $     1.04   $      .88   $      .45
                                                               ==========   ==========   ==========   ==========   ==========
Net income (loss)............................................  $      .64   $      .73   $     1.04   $      .88   $      .45
                                                               ==========   ==========   ==========   ==========   ==========
DILUTED:

Reported net income (loss)...................................  $  851,830   $  838,605   $1,208,231   $1,017,766   $  516,736
                                                               ==========   ==========   ==========   ==========   ==========
Earnings (loss) on common shares.............................  $  851,830   $  838,605   $1,208,231   $1,017,766   $  516,736
                                                               ==========   ==========   ==========   ==========   ==========
Weighted average common shares outstanding -- diluted........   1,419,025    1,194,275    1,220,976    1,162,206    1,136,000
                                                               ==========   ==========   ==========   ==========   ==========
Earnings (loss) per common share from continuing
 operations -- diluted.......................................  $      .60   $      .70   $      .99   $      .88   $      .45
                                                               ==========   ==========   ==========   ==========   ==========
Net income (loss)............................................  $      .60   $      .70   $      .99   $      .88   $      .45
                                                               ==========   ==========   ==========   ==========   ==========